Exhibit 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the common shares of Trilogy Metals Inc., dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 24th day of April, 2018.

THE ELECTRUM GROUP LLC

By:	/s/ Michael H. Williams
Name:	Michael H. Williams
Title:	Senior Managing Director

GRAT HOLDINGS LLC

By:	/s/ Thomas S. Kaplan
Name:	Thomas S. Kaplan
Title:	Co-Chief Executive Officer

ELECTRUM STRATEGIC OPPORTUNITIES FUND L.P.

By:	Electrum Strategic Opportunities Fund GP L.P., its general partner
By:	ESOF GP Ltd., its general partner

By:	/s/ Michael H. Williams
Name:	Michael H. Williams
Title:	Director

ESOF GP LTD.

By:	/s/ Michael H. Williams
Name:	Michael H. Williams
Title:	Director

/s/ Thomas S. Kaplan
Thomas S. Kaplan

SCHEDULE A

Electrum Strategic Opportunities Fund L.P.

ESOF GP is the sole general partner of Electrum Strategic Opportunities Fund GP L.P., the sole general partner of ESOF.

ESOF GP Ltd.

ESOF GP is the sole general partner of Electrum Strategic Opportunities Fund GP L.P., the sole general partner of ESOF.

The board of directors of ESOF GP consists of the following individuals: Thomas S. Kaplan, Michael H. Williams and Andrew M. Shapiro.

The principal occupation and principal business address of each director of ESOF GP are as follows:

Name	Principal Occupation	Principal Business Address
Thomas S. Kaplan	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022
Michael H. Williams	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022
Andrew M. Shapiro	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022

GRAT Holdings LLC

The board of directors of GRAT Holdings consists of Thomas S. Kaplan and Daphne Recanati Kaplan, whose principal business address is 535 Madison Avenue, 12th Floor, New York, NY 10022. Mr. Kaplan’s principal business is as a businessman, and Mrs. Kaplan’s principal business is as a private investor.

The Investment Committee of GRAT Holdings is comprised of Mr. Kaplan, Mrs. Kaplan, and Iris Leibowitz, whose principal business address is c/o Tigris Group Inc., 535 Madison Avenue, 12th Floor, New York, NY 10022. Ms. Leibowitz’s principal business is as an attorney.

The Electrum Group LLC

The board of directors of The Electrum Group LLC consists of the following individuals: Thomas S. Kaplan, Joshua A. Fink, Ali R. Erfan and Michael H. Williams; the Investment Committee of The Electrum Group LLC consists of Thomas S. Kaplan, Michael H. Williams, Igor Levental, and Kenneth Rye; and the executive officers of The Electrum Group LLC consist of Thomas S. Kaplan (Chairman, Chief Executive Officer and Chief Investment Officer), Ali R. Erfan (Co-Vice Chairman), Joshua A. Fink (Co-Vice Chairman), and Michael H. Williams (Senior Managing Director).

The principal occupation and principal business address of each director and executive officer of The Electrum Group LLC are as follows:

Name	Principal Occupation	Principal Business Address
Thomas S. Kaplan	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022

Joshua A. Fink	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022
Ali R. Erfan	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022
Michael H. Williams	Businessman	c/o The Electrum Group LLC 535 Madison Avenue, 12th Floor New York, NY 10022